UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)          On October 2, 2014, the Board of Directors of ICF International, Inc. (the “Company”) increased the size of the Company’s board of directors (the “Board”) from seven to eight members and appointed Leslye G. Katz to the Board. Ms. Katz shall serve as a Class II director to serve until the Company’s annual meeting of stockholders in 2017, subject to her prior death, resignation or removal from office as provided by law. Ms. Katz has been designated a member of the Audit Committee of the Board.

Ms. Katz is currently a board member of HealthSouth Corporation (NYSE: HLS) (“HealthSouth”), serving on its audit committee and finance committee. HealthSouth is one of the nation's largest healthcare providers specializing in inpatient rehabilitation. From January 2007 to December 2010, Ms. Katz served as senior vice president and chief financial officer of IMS Health, Inc. (“IMS”), a provider of information, services, and technology for clients in the pharmaceutical and healthcare industries. Prior to that, between 2001 and 2006, she served as vice president and controller of IMS. From July 1998 to July 2001, Ms. Katz served as senior vice president and chief financial officer of American Lawyer Media, Inc., a privately-held legal media and publishing company. Prior to joining American Lawyer Media, Ms. Katz held a number of financial management positions with The Dun & Bradstreet Corporation (“Dun & Bradstreet”), followed by two years as vice president and treasurer of Cognizant Corporation, a spin-off from Dun & Bradstreet. Ms. Katz currently serves as chair of the board of directors of My Sisters’ Place, a not-for-profit provider of shelter, advocacy, and support services to victims of domestic violence. Ms. Katz received her B.A. in English and American Literature from Brown University and her M.B.A. in Accounting and Finance from the Wharton School of the University of Pennsylvania.

There is no arrangement or understanding between Ms. Katz and any other person pursuant to which she was appointed as a director of the Company. In connection with her service, Ms. Katz will receive the Company’s standard director’s compensation package. Ms. Katz does not have any other material arrangements or transactions with related persons to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release containing this announcement is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: October 2, 2014	By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan
Chief Executive Officer